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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                              Sturgis Bancorp, Inc.
   ===========================================================================
                (Name of Registrant as Specified in its Charter)

   ===========================================================================
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)    Title of each class of securities to which transaction applies:
     2)    Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)    Proposed maximum aggregate value of transaction: 5) Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)    Amount Previously Paid:
     2)    Form, Schedule or Registration Statement No.:
     3)    Filing Party:
     4)    Date Filed:

                                 PROXY MATERIALS
                              STURGIS BANCORP, INC.
                              125 East Chicago Road
                                Sturgis, MI 49091
                                 (269) 651-9345

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 29, 2003

               --------------------------------------------------

     The Annual Meeting of Stockholders of Sturgis Bancorp, Inc. ("Company"), will be held at the Sturges-Young Auditorium, 201 N. Nottawa Road, Sturgis, Michigan on Tuesday, April 29, 2003 at 1:30 p.m.

     A Proxy and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of two (2) directors of the Company;

     2. The ratification of the appointment of Plante & Moran, PLLC as Independent Public Accountants for the Company for the fiscal year ending December 31, 2003.

     3. Such other matters as may properly come before the Meeting or any adjournment thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 17, 2003 are the Stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/
                                            Brian P. Hoggatt
                                            Secretary

Sturgis, Michigan
March 28, 2003

                                 PROXY STATEMENT
                                       OF
                              STURGIS BANCORP, INC.
                              125 East Chicago Road
                             Sturgis, Michigan 49091

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sturgis Bancorp, Inc. (hereinafter called the "Company") to be used at the Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting") which will be held at the Sturges-Young Auditorium, 201 N. Nottawa Road, Sturgis, Michigan, on Tuesday, April 29, 2003, at 1:30 p.m. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to Stockholders on or about March 28, 2003.

                              REVOCATION OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A written notice of revocation of proxy should be sent to the Secretary at Sturgis Bancorp, Inc., 125 East Chicago Road, P.O. Box 600, Sturgis, Michigan 49091, and will be effective if received by the Secretary prior to the Meeting. A previously submitted proxy will also be revoked if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth under "PROPOSAL I--ELECTION OF DIRECTORS" and for "PROPOSAL II--RATIFICATION OF PLANTE & MORAN, PLLC AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2002."

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record as of the close of business on March 17, 2003 are entitled to one vote for each share then held. As of the March 17, 2003 record date, the Company had 2,808,535 shares of common stock, $1.00 par value, issued and outstanding ("Common Stock").

     A majority of the outstanding shares of the Company entitled to vote, represented in person or proxy, shall constitute a quorum at the Meeting. Abstentions shall be included in a determination of a quorum, however broker non-votes shall not be included.

     Stockholders may not cumulate their votes for the election of directors. The individuals with the most votes will be elected as directors.

     The ratification of Plante & Moran, PLLC shall be approved if the number of shares voting for the ratification, either in person or by proxy, exceed the number of shares voting against.

BACKGROUND

     On December 11, 2001, the shareholders of Sturgis Bank and Trust Company (the "Bank") approved the reorganization of the Bank to become a wholly owned subsidiary of Sturgis Bancorp, Inc. (the "Company"), a financial holding company. The Company is a financial holding company under the Bank Holding Company Act of 1956, as amended. This reorganization was effective January 1, 2002. Throughout this Proxy Statement, Sturgis Bancorp, Inc. will be referred to as the Company and Sturgis Bank & Trust Company will be referred to as the Bank.

     The following table sets forth, as of March 17, 2003 the shares of Common Stock beneficially owned by executive officers and all directors of the Company as a group. Individual beneficial ownership of shares by the Company's directors is set forth under "PROPOSAL I--ELECTION OF DIRECTORS". Ownership is direct unless otherwise specified.

                       Shares of        Shares which          Percent of
                     Common Stock      may be acquired       Total Shares    Shares of Common
                      Directly or      within 60 days          of Stock      Stock Outstanding
                      Indirectly        upon exercise        Beneficially       and Deemed
                       Owned(1)       of stock options          Owned          Outstanding(2)
                    --------------------------------------------------------------------------
Executive Officers
and Directors as a     422,594             48,448               471,042           16.49%
Group (9 people)

(1) Includes certain shares owned by spouses and children or as custodian or trustee, or over which shares the individual effectively exercises sole or shared voting and investment power.

(2) The 48,448 shares able to be acquired within 60 days upon exercise of stock options are deemed outstanding at March 17, 2003.

Persons and groups owning in excess of 5% of the Company's Common Stock are shown in the following table.

                                                                          Percent of
                               Shares of              Nature           Shares of Common
                              Common Stock         of Ownership        Stock Outstanding
                            --------------------------------------------------------------
Raymond H. Dresser, Jr.(1)      141,775(2)       Direct--89,175(2)
215 Haral Avenue                                 Indirect--52,600             5.05%
Sturgis, Michigan 49091

Newell A. Franks(3)
509 N. Lakeview Ave.            187,200          Direct                       6.67%
Sturgis, Michigan 49091

     (1)  Gretchen M. Dresser, Raymond H. Dresser, Jr.'s spouse, filed a joint
          Schedule 13G with the Securities and Exchange Commission relating to these total shares.
     (2)  Includes 975 shares of unexercised options.
     (3)  Newell A. Franks is the father of director Lawrence A. Franks.

PROPOSAL I -- ELECTION OF DIRECTORS

     The Board is divided into three classes with staggered terms, consisting of two directors in Class I, three directors in Class II and two directors in Class
III. Each director holds office for a term of three years.

The term of directors, in Class III expires in 2003, in Class I in 2004, and Class II in 2005. Class III directors are scheduled for election at the Meeting.

        On January 16, 2003, the Board of Directors of the Company accepted the resignation of Gary Malloy as a director of the Company. Mr. Malloy was a Class III director. Pursuant to the governing documents of the Company, the Board of Directors approved a resolution decreasing the number of directors of the Board of Directors of the Company from eight to seven. This resolution was approved at a regular meeting of the Board of Directors of the Company on January 20, 2003. Both of these events were reported on a Form 8-K filed by the Company with the Securities and Exchange Commission on January 21, 2003. As reported on this Form 8-K, Mr. Malloy's resignation was not because of a disagreement with the Company on a matter relating to the Company's operations, policies or practices.

        The Board of Directors has nominated for election Eric L. Eishen and James A. Goethals to the two available seats in Class III on the Board and to serve in those positions until 2006. If any nominee is unable to serve, shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

        The following table sets forth certain information with respect to current directors and nominees for director of the Company.

                                                                                                         Year Director's
                                                                             Year First Appointed or        Current Term
            Name                 Age                       Position         Elected as a Director(1)             Expires
            ----                 ---                       --------         ------------------------             -------

Raymond H. Dresser, Jr.           72                       Director                             1968                2005

Leonard L. Eishen                 65        Director, President and                             1977                2005
                                            Chief Executive Officer

Eric L. Eishen                    37                      Director,                             1999                2003
                                                     Vice President

Lawrence A. Franks                69                      Director,                             1996                2005
                                              Chairman of the Board

Donald L. Frost                   57                       Director                             1995                2004

James A. Goethals                 66                      Director,                             1972                2003
                                         Vice Chairman of the Board

Philip G. Ward                    67                       Director                             1988                2004

(1) These dates reflect the date the respective director was first appointed or elected director of the Bank. Each director became a director of the Company on August 20, 2001.

     The principal occupation and certain other information for each current director, executive officer and nominee for director of the Company is set forth below. Unless otherwise noted, all individuals have held the position described below for at least the past five years.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2006

     ERIC L. EISHEN is the Vice President of the Company. He was appointed President and Chief Executive Officer of the Bank, a wholly owned subsidiary of the Company in 2002. He has been a full time employee of the Bank since 1987 and became Vice President of Administration in 1991, First Vice President Chief Administration Officer in 1995, First Vice President and Chief Administrative Officer in 1998, and Executive Vice President and Chief Operating Officer in 1999. He is a member of the Board of Directors of the Sturgis Public Schools Endowment Fund, past President of the Sturgis Area Chamber of Commerce (1997) and the Kiwanis Club of Sturgis (1999). He is the son of director Leonard L. Eishen.

     JAMES A. GOETHALS is past President of Sturgis Foundry Corporation. He is a past President of the Sturgis Chamber of Commerce and Sturgis United Fund and is the President and a trustee of the Sturgis Area Community Foundation. He is the Chairman of the Board of the Bank.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2004

     DONALD L. FROST is President of LTI Printing, Inc. He served on the Board of the Glen Oaks Community College Foundation and served as the Chairman of the Building Committee for the Doyle Community Center in 1994 to 1995.

     PHILIP G. WARD is past President of Glen Oaks Community College. He is also a past President of the Michigan Association of Community Colleges and currently serves on the Sturgis Hospital Board (since 2000) and is a member of the City of Sturgis Planning Board (since 2000).

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2005

     RAYMOND H. DRESSER, JR., is a principal stockholder of and serves as Chairman of the law firm of Dresser, Dresser, Haas & Caywood, P.C., which was founded in Sturgis in 1898. The firm has served as legal counsel to the Bank for many years. He is President and a director of the Economic Development Corporation of the City of Sturgis and the Sturgis Improvement Association.

     LEONARD L. EISHEN is the President and Chief Executive Officer of the Company. He has been President of the Bank, the wholly owned subsidiary of the Company, since 1980 and Chief Executive Officer since 1976. He is a past Chairman of the Michigan League of Community Banks. He is a former member of the board of directors of America's Community Bankers (1998-2002) and former Vice Chairman of District V (1998) of the Michigan Chamber of Commerce. He is also a past Vice Chairman of the Federal Home Loan Bank of Indianapolis.

     LAWRENCE A. FRANKS is President of Burr Oak Tool and Gauge Company, Inc., Oak Products, Inc., and Chairman of the Board of Oak Japan. He is past Vice President of the Sturgis Improvement Association and the Economic Development Corporation of Sturgis. He is a Trustee (since 1984) and Chairman Emeritus of the Board (1999) of Tri-State University, Angola, Indiana. He is also a past Lieutenant Governor for Kiwanis International and a past President of the Kiwanis Club of Sturgis. Director Franks serves as the Chairman of the Board of the Company.

     In addition to Leonard L. Eishen and Eric L. Eishen , the Company has two additional executive officers.

     BRIAN P. HOGGATT is the Chief Financial Officer, Secretary and Treasurer of the Company. He is 36 years old and has been with the Bank since 1988 where he was Controller from 1991 to 1994, became Vice President in 1993, Chief Financial Officer and Treasurer in 1994, and Corporate Secretary in 2002. He also became Chief Financial Officer, Secretary and Treasurer of the Company in 2002.

     RONALD W. SCHESKE is the Executive Vice President of the Bank. He is 47 years old and has been with the Bank as Vice President from 1997 to 2000, when he became First Vice President. He became Senior Vice President of the Bank in 2001 and Executive Vice President of the Bank in 2002. He is not an officer of the Company, although he is deemed an executive officer of the Company, according to applicable regulations.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met 17 times (12 regular, 1 organizational, and 4 special) during the fiscal year ended December 31, 2002.

     The Board of Directors has established various committees, including a standing Audit Committee, Executive Committee, Planning and Budget Committee and Nominating Committee. The Bank also has several committees, including and Audit

Committee, Trust Audit Committee, Community Reinvestment Act Committee, Compensation Committee and Loan Committee.

     The Audit Committee selects the Company's independent public accountants and reviews major financial, accounting and internal auditing policies and the audit scope. This committee meets with the independent public accountants in connection with their annual audit. This Committee met 7 times during the year ended December 31, 2002. The Audit Committee was comprised of Directors Frost, Goethals, and Malloy during the year ended December 31, 2002. Upon the resignation of Director Malloy on January 16, 2003, Director Ward became a member of the Audit Committee.

     The Compensation Committee recommends the compensation to be allowed to officers and managers selected by the Board. The Compensation Committee was comprised of Directors Frost, Goethals, and Malloy during the year ended December 31, 2002 and met 4 times during 2002. Upon the resignation of Director Malloy on January 16, 2003, no replacement was named.

     The Loan Committee of the Bank meets to review all commercial loans in excess of loan officer limits which is over $500,000 up to $1 million aggregate for any one borrower. Any aggregate loan request, for any one borrower, over $1 million is presented to the full Board of the Bank. This Committee was comprised of Directors Dresser, Malloy, Ward, L. Eishen and E. Eishen during the year ended December 31, 2002 and met one time during 2002. Upon the resignation of Director Malloy on January 16, 2003, no replacement was named.

     Pursuant to the Company's Bylaws, the total Board of Directors recommends individuals for election to the Board based upon the individual's experience and qualifications.

     Generally when nominating candidates for director the Board of Directors will not consider nominees recommended by Stockholders, however, nominations for directors may be made by Stockholders, but such nominations must be in writing and delivered to the Secretary of the Company at least five (5) days prior to the date of the Annual Meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the Board of Directors and by Stockholders shall be provided for use at the Annual Meeting. If the Board of Director shall fail or refuse to name nominees at least 20 days prior to the Annual Meeting, nominations for directors may be made at the Annual Meeting by any stockholders entitled to vote and shall be voted upon.

     No Director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

     AUDIT COMMITTEE REPORT

     The Audit Committee reports:

1. The Audit Committee has reviewed and discussed the audited financial statements with management.

2. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61(codification of statements on auditing standards, AU 380), as may be modified or supplemented.

3. The audit committee has received the written disclosures in the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence.

4. Based on the review and discussions referred to in paragraphs 1 through 3 of this section, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                                                  AUDIT COMMITTEE
                                                  Donald L. Frost, Chairman
                                                  James A. Goethals
                                                  Philip G. Ward

     The Board of Directors of the Company has adopted an Audit Committee charter. A copy of the Company's Audit Committee Charter is attached to the Proxy at Appendix A. All directors of the Audit Committee are determined to be independent as defined by Rule 4200(a)(14) of the NASD's listing standards.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates as of March 17, 2003 beneficial ownership by all current directors and nominees for director of the Company's Common Stock, which is the only class of common stock outstanding.

                Name and Address of           Shares of        Shares which    Total Shares of   Percent of Shares of
                Beneficial owner or        Common Stock     may be acquired    Stock deemed as           Common Stock
                    Number in Group         Directly or      within 60 days              being        Outstanding and
                                             Indirectly    upon exercise of       Beneficially                 Deemed
                                              Owned (1)       stock options              Owned        Outstanding (2)
        -------------------------------------------------------------------------------------------------------------
            Raymond H. Dresser, Jr.            140,800                 975            141,775                  5.05%
                   215 Haral Avenue
                  Sturgis, MI 49091

                     Eric L. Eishen              9,002              13,514             22,516                   .80%
                        284 Kruszka
                  Bronson, MI 49028

                  Leonard L. Eishen             79,298              16,753             96,051                  3.42%
              66002 Knollwood Drive
                  Sturgis, MI 49091

             Lawrence A. Franks (3)            114,474                 975            115,449                  4.08%
                609 E. Chicago Road
                  Sturgis, MI 49091

                    Donald L. Frost             21,206                 975             22,181                   .79%
                 68592 Benham Beach
                  Sturgis, MI 49091

                  James A. Goethals             20,000                 975             20,975                   .75%
                   25580 Waneta Way
                  Sturgis, MI 49091

                     Philip G. Ward             37,120                 975             38,095                  1.36%
                   1000 S. Lakeview
                  Sturgis, MI 49091
        -------------------------------------------------------------------------------------------------------------
         All Directors and Nominees
          of the Company as a Group            421,900              35,142            457,042                 16.27%
        =============================================================================================================

(1) Includes certain shares owned by spouses and children or as custodian or trustee, or over which shares the individual effectively exercises sole or shared voting and investment power.
(2) The 35,142 shares able to be acquired within 60 days upon exercise of stock options are deemed outstanding as of March 17, 2003.
(3)  Lawrence A. Franks is a son of Newell A. Franks.

EXECUTIVE COMPENSATION

     The following tables set forth certain information as to compensation received by certain executive officers during the periods indicated. These periods relate to compensation received from both the Bank and the Company.

                                                SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                                         Salary and                         Securities
   Name and Principal Position         Year          Directors Fees ($)       Bonus ($)     Underlying Options(1)
----------------------------------- ------------ ------------------------- --------------- -----------------------------
Leonard L. Eishen,                     2002                $185,000           $10,000                        -
   President and CEO                   2001                 174,000              -                           -
                                       2000                 174,000              -                           -

Eric L. Eishen,                        2002                $135,873(1)        $18,000                        -
  Vice President                       2001                 120,679(1)        $14,000                        -
                                       2000                 103,300           $14,200                        -

Brian P. Hoggatt,                      2002                $100,704           $15,000                        -
  CFO, Secretary/Treasurer             2001                  80,000           $12,600                        -
                                       2000                  75,364           $11,500                      $827

Ronald W. Scheske,                     2002                $ 90,704           $12,500                        -
  Exec. Vice Pres. (Bank)              2001                  79,596           $ 9,800                        -
                                       2000                  72,839           $ 8,000                        -

     (1) This figure includes the taxable value of the car allowance received by Mr. Eishen.

                                            FISCAL YEAR-END OPTION VALUE TABLE

                                                          Number of Securities Underlying          Value of Unexercised
                                                              Unexercised Options at              In-the-Money Options at
                                                                  Fiscal Year-end                     Fiscal Year-end
                       Aggregate or        Value           -----------------------------       -----------------------------
    Name                Exercised         Realized         Exercisable     Unexercisable       Exercisable     Unexercisable
    ----                ---------         --------         -----------     -------------       -----------     -------------
Leonard L. Eishen           -0-              -0-              25,753              -0-           $12,150              -0-
Eric L. Eishen              -0-              -0-              13,514(1)           -0-             3,780(2)           -0-
Brian P. Hoggatt            -0-              -0-               9,028              -0-             2,025              -0-
Ronald W. Scheske           -0-              -0-               4,278              -0-               -0-              -0-

     (1)  Includes 2878 shares of unexercised options of spouse, Chandre Eishen.
     (2) Includes $810 of value of unexercised options of spouse, Chandre Eishen as of December 31, 2002.


     The Board of Directors of the Bank entered into a one (1) year employment contracts with the Vice President Eric L. Eishen, Chief Financial Officer Brian
P. Hoggatt, and the Bank's Executive Vice President Ronald W. Scheske, effective May 1, 2002. Mr. Eishen received an initial annual base salary of $130,000 on the effective date of the contract, which salary is subject to increases or decreases as approved by the Board of Directors. Mr. Hoggatt received an initial annual base salary of $95,000 on the effective date of the contract, which salary is subject to increases or decreases as approved by the Board of Directors. Mr. Scheske received an initial annual base salary of $85,000 on the effective date of the contract, which salary is subject to increases or decreases as approved by the Board of Directors. The contracts for Mr. Eishen,

Mr. Hoggatt and Mr. Scheske also provide, among other things, for participation in an equitable manner in employee benefits applicable to all employees of the Company. The Company may discharge Mr. Eishen, Mr. Hoggatt, and/or Mr. Scheske for cause at any time or upon the occurrence of certain events specified by State of Michigan Division of Financial Institutions of the Office of Financial and Insurance Services regulations. Upon termination of Mr. E. Eishen's and/or Mr. Hoggatt's employment by the Company for reasons other than cause or in the event of termination of employment by Mr. E. Eishen or Mr. Hoggatt for good reason, Mr. E. Eishen or Mr. Hoggatt will receive his base compensation (subject to IRS Code Sec. 280(G)) under the contract for an additional three (3) years if the termination follows a change of control. If this would have occurred in 2002, Mr. E. Eishen would have been entitled to receive a total of $390,000 and Mr. Hoggatt would have been entitled to receive $285,000. Upon termination of Mr. Scheske's employment by the Bank for reasons other than cause or in the event of termination of employment by Mr. Scheske for good reason, Mr. Scheske will receive his base compensation (subject to IRS Code Sec. 280(G)) under the contract for an additional one (1) year if the termination follows a change of control. If this would have occurred in 2002, Mr. Scheske would have been entitled to receive a total of $85,000. The agreement provides the Bank with protection of its confidential business information and protection from competition by Mr. Scheske should his employment terminate pursuant to specified conditions.

     On December 17, 2001, the Board of Directors of the Bank implemented a Supplemental Executive Retirement Program ("SERP") for the senior executives of the Bank. The SERP provides a supplemental retirement benefit equal to a percentage of compensation, based on the average of the highest five consecutive years of employment prior to retirement and based upon years of service with the Bank. The SERP benefit is paid for fifteen years after retirement. Normal retirement age under the SERP is sixty-five (65) years old and the employee must have one year of SERP participation to receive a retirement benefit. The SERP also contains provisions for early retirement, benefits to the employee's beneficiaries upon death, and disability provisions. The SERP is fully paid by the Bank and is financed through life insurance coverage on each of the program participants that is owned and paid for by the Bank. The SERP is effective December 31, 2001. The SERP participants are Eric L. Eishen, Brian P. Hoggatt, Tracey L. Parker and Ronald W. Scheske.

DIRECTORS COMPENSATION

     As a result of the previously described reorganization, a portion of the historical discussion contained below relates the Company while it operated as Sturgis Bank & Trust Company and prior to the effective date of the reorganization (effective January 1, 2002). With respect to matters relating to January 1, 2002 and after, the discussion relates to the Company. As part of the reorganization, the stock options plans discussed below continue in full force and effect for the option to purchase shares of the Company.

     Except for Mr. L. Eishen and Mr. E. Eishen, each Director of the Company currently receives $ 6,000 per year plus $500 for each Board Meeting attended for the year ended 2002. Members of the various committees who are not also Company employees received fees of $175 for each meeting attended. The Chairman received an additional $3,300 per year.

     In 1995, the Stockholders adopted a stock option plan that allows all Directors, both employee and non-employee Directors, to participate ("Director Plan"). Pursuant to the Director Plan, 7,000 shares of authorized but unissued Common Stock were reserved for issuance to Directors upon exercise of options granted under the Director Plan. Under the Director Plan each Director was granted an annual option to purchase 200 shares of Common Stock at an exercise price to be determined as the closing price of the Common Stock reported on the OTC Bulletin Board on the day before grant. Each option for 200 shares was granted immediately after each of the four annual meetings of Stockholders, beginning with the 1995 Annual Meeting, to those individuals who remain Directors after the respective annual meeting or who are elected at the respective annual meeting. Pursuant to the plan, after the 1999 Annual Meeting, all remaining options (375 shares per Director at $10.50 per share) were allocated pro rata among the Directors.

     In 1995, options for 1,400 shares were granted under the Director Plan. Each director received an option for 200 shares at an exercise price of $14.50 per share. In 1996, options for 1,400 shares were granted under the Director Plan; each director received an option for 200 shares at an exercise price of $17.25 per share. In 1997, options for 1,600 shares were granted under the Director Plan; each director received an option for 200 shares at an exercise price of $27.25 per share. In 1998, options for 2400 shares were granted under the Director Plan; each director received an option for 300 shares at an exercise price of $31.75 per share. As of June 15, 1998, options to purchase

1,400 shares at $14.50 per share, 1,400 shares at $17.25 per share, 1,600 shares at $27.25 per share had been exercised under the Director Plan. The Director Plan provides that options granted to Directors vest on the date of grant. There remain 6,825 shares subject to purchase and issuance.

     In 1999, the Stockholders of the Company approved an amendment to the Director Plan to adjust for the two-for-one stock split which occurred on June 15, 1998. The Director Plan amendment changed the exercise price per share for options granted on April 28, 1998 from $31.75 to $15.88. The number of shares to be issued upon the exercise of currently outstanding options yet to be granted was changed from 300 to 600 shares.

     The purpose of the Director Plan was to increase the incentives and attract and encourage the continued service of Directors of the Company by facilitating the purchase of the Company's shares. The Director Plan authorizes the grant of Non-Qualified Stock Options (options that subject the option holder to Federal Income Tax in the amount by which the market price of the stock at the time of exercise exceeds the exercise price and the Company will receive a deduction in the same amount at the time of exercise, pursuant to the Internal Revenue Code of 1986). The Board of Directors has limited discretion in the administration of the Director Plan so that they can remain "disinterested" persons as that term is used in Securities and Exchange Commission Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934, in relation to the plan.

     Options under the Director Plan are only exercisable within 10 years and one day from the date of grant, unless the individual ceases being a Director prior to that time. In that event, if the individual ceases being a Director for reasons other than death or disability, the option is exercisable only within 30 days of cessation of Director status; if the individual's status as a Director terminates because of death or disability, the option will only be exercisable within 90 days from the date of such cessation of Director status.

     The Board, without further action on the part of the Stockholders of the Company, may from time to time alter, amend, or suspend the Director Plan or any stock option granted thereunder or may at any time terminate the Director Plan, except that, unless approved by a majority of the Stockholders represented at an Annual Meeting or Special Meeting held in accordance with the Company's By-Laws, the Board of Directors may not, (i) change the total number of shares of Common Stock available for grant under the Director Plan; (ii) extend the duration of the Director Plan; (iii) increase the maximum term of stock options; or (iv) change the exercise option price of the stock options under the Director Plan. No action taken by the Board of Directors as outlined above may materially and adversely affect any outstanding stock option without the consent of the holder thereof. In any case, the Board of Directors may not amend the Director Plan more than once every six months, other than to comport with the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

TRANSACTIONS WITH THE COMPANY

     Mr. Raymond H. Dresser, Jr. is the majority stockholder in Dresser, Dresser, Haas & Caywood, P.C. and is also a Director of the Company. Dresser, Dresser, Haas & Caywood, P.C. acts as legal counsel to the Company and the Bank. DRESSER, DRESSER, HAAS & CAYWOOD, P.C. was paid $131,701 by the Company and the Bank (the wholly owned subsidiary of the Company) in 2002 for legal fees and disbursements and $185,413 in 2001. Extraordinary legal fees in 2001 arose in connection with the reorganization of the Bank into a bank holding company.

     The Bank, a wholly owned subsidiary of the Company, provides residential mortgage loans and other types of loans to its directors, officers and employees. The Bank has a policy that all loans to officers, principal stockholders, or directors of the Company must be on substantially the same terms as with any customer including terms of interest and collateral. The Bank has followed this policy in regard to these loans and it is the belief of the management of the Company that these loans neither involve more than the normal risk of collectability nor present other unfavorable features, and none of these loans is a nonaccrual, past due, restructured or potential problem loan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, and certain officers and security holders during 2002 were required to file timely reports of their security holdings and transactions with the Securities and Exchange Commission. Section 16(a) of the Securities and

Exchange Act of 1934, as amended, requires each director and certain officers of the Company, and any person or entity that owns more than 10% of our common stock, to file with the Securities and Exchange Commission by a specified date certain reports of ownership and changes in ownership of our common stock. Shareholders who own more than 10% of our common stock are required to furnish to us copies of all reports they file under Section 16(a). The Company prepares and files 16(a) reports on behalf of its officers and directors. A registrant is required to identify any of these individuals failing to timely file these reports. The directors and relevant officers timely filed the necessary Form 4 reporting of changes in beneficial ownership for 2002. Because of an inadvertent administrative oversight, the Form 5 annual reports for 2002, which were due on February 14, 2003, were untimely filed for Donald Baldwin, Debora Capman, Raymond Dresser, Jr., Eric Eishen, Leonard Eishen, Lawrence Franks, Donald Frost, Steve Gage, James Goethals, Emily Haller, Steven Haller, Brian Hoggatt, Jason Hyska, Gary Malloy, Gary Metz, Kurt Miller, Larry Miller, Verlan Miller, Christine Moline, Tracey Parker, David Pierce, Ronald Scheske, Joyce Waltke, Philip Ward, and David Watters..

PROPOSAL II -- RATIFICATION OF PLANTE & MORAN, PLLC AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2003

     The Board of Directors recommends the engagement of Plante & Moran, PLLC, as independent public accountants, to be its independent public accountants for the 2003 fiscal year, subject to ratification by the Company's Stockholders. A representative of Plante & Moran, PLLC, is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     The Board of Director's selection of the Plante & Moran, PLLC accounting firm for the Company, occurred after solicitation and receipt of bids from qualified accounting firms in 2002 to provide services through 2005. Plante & Moran, PLLC submitted the most favorable plan to conduct the Company's independent accounting reports. Plante & Moran, PLLC has been the Company's independent public accountings since 2000.

     The appointment of the independent public accountants must be approved by a majority of the votes cast by the Stockholders of the Company at the Meeting. The Board of Directors recommends that Stockholders vote "FOR" the approval of the appointment of Plante & Moran, PLLC, as the Company's independent public accountants.

PRINCIPAL ACCOUNTING FIRM FEES

     The discussion contained below relates the Company and its wholly owned subsidiaries.

AUDIT FEES

     Audit fees billed to the Company by Plante & Moran, PLLC for review of the Company's annual financial statements for 2002 and the financial statements included in the Company's quarterly reports on Form 10-Q for 2002 totaled $54,055

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Plante & Moran, PLLC to provide advice to the Company regarding financial information systems design and implementation during 2002.

ALL OTHER FEES

     Fees billed to the Company by Plante & Moran, PLLC for all other non-audit services rendered to the Company during 2002 totaled $75,670. The Audit Committee considered and confirmed that the provision of these non-audit services was compatible with maintaining the independence of Plante & Moran, PLLC as the Company's independent auditors for the year 2002 audit.


                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that Proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the Proxies.

                                  MISCELLANEOUS

     The solicitation of proxies is being made by the Company. The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers, regular employees of the Company, and its agent, may solicit proxies personally or by telegraph, telephone or other means without additional compensation.

     The Company's Annual Report to Stockholders has been mailed to all Stockholders of record who owned Company stock at the close of business on March 17, 2003. Any Stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

                             STOCKHOLDERS' PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any Stockholder's proposal to take action at such Meeting must be received at the Company's home office, at 125 East Chicago Road, Sturgis, Michigan 49091, no later than November 29, 2003. This deadline is calculated in accordance with SEC Rule 14a-8(e) (Question 5) which states that any such proposal must be received at the Company's principal executive offices not less than 120 calendar days before the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting. Any such proposal shall be subject to the proxy rules adopted under the Securities and Exchange Act of 1934, as amended.

     If a shareholder proposal is not presented to the Company by February 12, 2004, SEC Rule 14a-4(c)(1) provides that the Company may use discretionary authority to vote on the matter.

     Also the Company has discretionary authority under its By-laws whether or not to call a vote on any matter, without discussion in the Proxy Statement, on any stockholder proposal for which it has notice, in writing, 5 days before the Annual Meeting. A shareholder may obtain a copy of the Company's By-laws by sending a request to Sturgis Bancorp, Inc., 125 E. Chicago Road, P.O. Box 600, Sturgis, Michigan 49091.

                                PERFORMANCE GRAPH

     The following graph illustrates the value of a $10,000 investment in the Company's stock (symbol STBI) on December 31, 1997 for each of the subsequent five years, compared to a similar investment in the FRB Small Cap Financial Fund (symbol FRBSX) and the NASDAQ Composite. FBRSX is a professionally managed, public mutual fund that invests almost exclusively in small banks and thrifts with a goal of capital appreciation. The fund's investment emphasis is on those companies engaged in investing in real estate, usually through mortgages or other consumer-related loans. It typically invests at least 65% of assets in securities of companies with market capitalizations of less than $750 million; it is expected that the fund will focus on companies with market capitalizations below $200 million. The fund may, however, invest a portion of assets in larger-capitalization issuers as well.

                              [PERFORMANCE GRAPH]



                             STBI          NASDAQ           FBRSX
                         -------------------------------------------
        12/31/97            10,000         10,000          10,000
        12/31/98             8,263         13,963           7,577
        12/31/99             5,326         25,913           7,157
        12/31/00             3,983         15,732           9,420
        12/31/01             6,409         12,420          11,230
        12/31/02             8,883          8,505          12,918



                                    EXHIBITS

     Set forth below is a list of exhibits included as part of this Proxy.



                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    Brian P. Hoggatt
                                    Secretary


Sturgis, Michigan
March 28, 2003


                                    FORM 10-K

THE BANK HAS DESIGNATED THE FORM 10-K OF THE COMPANY AS ITS ANNUAL DISCLOSURE STATEMENT UNDER 12 CFR PART 350. A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE UNITED STATES SECURITIES EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO STURGIS BANCORP, INC., 125 EAST CHICAGO ROAD, P.O. BOX 600, STURGIS, MICHIGAN 49091. PHONE (269) 651-9345. THIS FORM 10-K IS ALSO AVAILABLE FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION EDGAR SYSTEM AT WWW.SEC.GOV.


                                   APPENDICES

APPENDIX A     STURGIS BANCORP, INC. AUDIT COMMITTEE CHARTER

                                   APPENDIX A


                      STURGIS BANCORP, INC. (THE "COMPANY")


                                     CHARTER
                                     -------


AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors.

PURPOSE & COMPOSITION

The charter details the composition, roles and responsibilities of the audit committee. The Board of Directors shall appoint at least three directors who are independent of the Company's management and have no relationships that could interfere with their independence and execution of the Committee's responsibilities to the Board of Directors. At least one member must have expertise in accounting or other aspects of financial management and all members are expected to be financially literate or to gain such literacy after appointment. The Committee shall review this charter annually and receive approval for its continued use (and any recommended amendments) from the Board of Directors.


DELINEATION OF RESPONSIBILITIES

The audit committee is principally responsible for overseeing the Company's financial reporting and reporting details of such activities to the Board, primarily in the form of auditing the financial statements which management prepares on the Company's behalf. The Committee shall take a flexible approach to the execution of its role to best reflect current circumstances and changing business conditions, and is expected to establish on the board's behalf the overall attitude of the Company as it pertains to financial reporting, risk management and ethical conduct.

ONGOING PROCESSES

In performing these responsibilities, the audit committee shall follow a number of prescribed guidelines, and may augment these when appropriate:

o Independent auditors are accountable to the Committee and the Board in their roles as appointed representatives of the Company's shareholders. As such, the Committee is expected to evaluate, and if necessary, recommend replacement of the independent auditors to the Board and shareholders. The Committee shall review the nature of this independence, and any written disclosures prepared by the auditors, with the auditors.

o The Committee shall discuss the plans and scope of audits, including staffing and compensation, with both internal and independent auditors. The Committee shall conduct separate meetings with both the internal auditors and independent auditors, both with and without members of the management team present. Finally, the Committee will discuss the effectiveness and adequacy of financial controls, accounting procedures, risk management, and legal and ethical compliance issues with management, internal auditors and independent auditors.

o Before the filing of the Company's quarterly Form 10-Q report, the Committee, management and the independent auditors shall review the interim financial statements. The independent auditors shall discuss the results with the Committee (or its chairperson,) along with any other matters required under generally accepted auditing standards.

o Before the filing of the Company's annual Form 10-K report, the Committee, management and the independent auditors shall review the interim financial statements. This review should look beyond adequacy to the quality of the underlying accounting principles, the clarity of any financial statement disclosures and whether accounting judgements are reasonable. The independent auditors shall discuss the results with the Committee, along with any other matters required under generally accepted auditing standards.

o The Audit Committee is empowered to review, with the Company's counsel, legal matters, including litigation, compliance with securities trading policies, the foreign corrupt practices act and other laws having a significant impact on the Company's business or its financial statements; and, to investigate any matter brought to its attention within the scope of its duties, and retain outside counsel for this purpose if, in its judgment, that is appropriate.

o The Audit Committee has established procedures whereby employees can submit confidential, anonymous concerns regarding questionable accounting or auditing matters. The Audit Committee has also established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal controls, or auditing matters. The procedures are made a part of this Charter.

o    This Charter will be made public by posting on the Bank's web site.

PROCEDURES WHEREBY EMPLOYEES CAN SUBMIT CONFIDENTIAL, ANONYMOUS CONCERNS REGARDING QUESTIONABLE ACCOUNTING OR AUDITING MATTERS


o Any concerns an employee may have regarding questionable accounting or auditing matters may submit their concern to any Board audit committee member.

o The submission must be in writing and addressed to one of the above mentioned persons. It must be marked "confidential".

o The submission may be done anonymously without fear of intimidation or retaliation.

o All reports of concern and/or complaints will be retained in a file controlled by the audit committee chairman.


Adopted February 18, 2002
Amended December 9, 2002

================================================================================


              IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE
             COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN
             ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS
            ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF
                          MAILED IN THE UNITED STATES.


================================================================================

                              STURGIS BANCORP, INC.
                                 REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STURGIS BANCORP, INC., FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2003.

All matters to be acted upon have been proposed by Sturgis Bancorp, Inc.

The undersigned Stockholder of Sturgis Bancorp, Inc. ("Company") hereby appoints the Board of Directors of the Company as proxy to cast all votes which the undersigned Stockholder is entitled to cast at the Annual Meeting of Stockholders of the Company to be held at the Sturges-Young Auditorium on Tuesday, April 29, 2003 at 1:30 p.m., and any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

     (1)  To vote FOR or to WITHHOLD AUTHORITY TO VOTE for the election of Eric
          L. Eishen and James A. Goethals to the Board of Directors of the Company.

     (2) To vote FOR or AGAINST, or ABSTAIN from voting on, the ratification of the appointment of Plante & Moran, PLLC as independent public accountants of the Company for the fiscal year ending December 31, 2003.

     (3) To vote, with its discretion, upon any other matters that may lawfully come before this Annual Meeting.

UNLESS A CONTRARY DIRECTION IS GIVEN, OR IN THE CASE OF ELECTION OF DIRECTORS, AUTHORITY TO VOTE FOR A NOMINEE IS WITHHELD, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ERIC L. EISHEN AND JAMES A. GOETHALS TO THE BOARD OF DIRECTORS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC, AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY. IN ADDITION, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCIDENT TO THE CONDUCT OF THE MEETING.

(IMPORTANT:  PLEASE VOTE, DATE AND SIGN ON NEXT PAGE)

SHARES WILL BE VOTED IN THE MANNER SELECTED BELOW, HOWEVER, THE UNDERSIGNED STOCKHOLDER MAY ELECT TO VOTE AT SAID MEETING OR AT ANY ADJOURNMENT THEREOF AND, AFTER NOTIFICATION TO THE SECRETARY OF THE COMPANY AT SAID MEETING OF THE STOCKHOLDER'S DECISION TO TERMINATE THIS PROXY, THEN THE POWER OF SAID ATTORNEYS-IN-FACT OR AGENT SHALL BE DEEMED TERMINATED AND OF NO FORCE AND EFFECT.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY CALLED FOR THE 29TH DAY OF APRIL, 2003 AND A PROXY STATEMENT FROM THE COMPANY DATED THE 28TH DAY OF MARCH, 2003 PRIOR TO THE EXECUTION OF THIS PROXY.

PLEASE MARK VOTES BELOW:

1.   Election of Directors:

     Eric L. Eishen        For________      Authority to Vote Withheld______

     James A. Goethals     For________      Authority to Vote Withheld______






     Note: You may not cumulate your votes.

2. Ratification of Appointment of Plante & Moran, PLLC as the Company's Independent Public Accountants:

            For ______         Against _______         Abstain _____


Date:______________, 2003                   x _________________________________

                                            x _________________________________

IMPORTANT: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY. WHEN
           SIGNING AS AN ATTORNEY, ADMINISTRATOR, AGENT, CORPORATION, OFFICER, PERSONAL REPRESENTATIVE, TRUSTEE, GUARDIAN, ETC., PLEASE ADD YOUR FULL TITLE TO THE SIGNATURE.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY FORM, PLEASE SIGN AND RETURN ALL FORMS IN THE ACCOMPANYING ENVELOPE.